Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178
Holly Moltane, Director of External Financial Reporting, (248) 204-8590
MEADOWBROOK INSURANCE GROUP, INC.
ANNOUNCES CLOSING ON ITS BANK FACILITY TO FINANCE ITS MERGER WITH PROCENTURY
SOUTHFIELD, MICHIGAN
July 31, 2008
Meadowbrook Insurance Group, Inc. (NYSE: MIG) announced today it has successfully executed its $100 million senior credit facilities (the “Credit Facilities”) arranged by Banc of America Securities LLC. The Credit Facilities include a $65 million term loan facility, which will be fully funded at the closing of the merger with ProCentury Corporation and a $35 million revolving credit facility, which is expected to be partially funded at closing. The actual amount of the combined credit facility to be utilized at closing will vary depending upon Meadowbrook’s share price as calculated in accordance with the merger agreement. The undrawn portion of the revolving credit facility is intended to be available post-closing to finance working capital and for general corporate purposes, including but not limited to, surplus contributions to our insurance company subsidiaries to support premium growth or strategic acquisitions by the Company.
The Credit Facilities replace the Company’s prior revolving credit agreement which was terminated upon the execution of the Credit Facilities.
Meadowbrook’s President and Chief Executive Officer, Robert S. Cubbin, stated: “We are pleased to announce the successful execution of our credit facilities and we are extremely satisfied with how Banc of America Securities managed the process. We look forward to closing on the merger with ProCentury Corporation and are very enthusiastic about combining these two disciplined operations.”
About Meadowbrook Insurance Group
A leader in the specialty program management market, Meadowbrook is a risk management organization, specializing in alternative risk management solutions for agents, professional/trade associations, and small to medium-sized insureds.  Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Meadowbrook intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Meadowbrook, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. Meadowbrook’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of Meadowbrook and its respective subsidiaries include, but are not limited to: the risk that the businesses of Meadowbrook in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; and customer and employee relationships and business operations may be disrupted by the merger. Other factors that could cause Meadowbrook’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in its most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”). Meadowbrook does not undertake any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.